EXHIBIT 12.1

SUMMIT PROPERTIES PARTNERSHIP, L.P.
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIX MONTHS ENDED JUNE 30, 1999 (Dollars In thousands)

Funds from operations before fixed charges:
       Income available to common unitholders ...................   $24,188
       Interest:
          Expense incurred ......................................    19,975
          Amortization of deferred financing costs ..............       495

          Total .................................................   $44,658
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Fixed charges:
       Interest expense .........................................   $19,975
       Interest capitalized .....................................     3,476
       Rental fixed charges .....................................        93
       Amortization of deferred financing costs .................       495
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          Total .................................................   $24,039
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Ratio of earnings to fixed charges ..............................      1.86
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